                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 31, 2003

                                      AMONG

                                 RES-CARE, INC.,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS ADMINISTRATIVE AGENT

            MERRILL LYNCH CAPITAL AND NATIONAL CITY BANK OF KENTUCKY
                              AS SYNDICATION AGENTS

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             AS DOCUMENTATION AGENT

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                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

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                         SIDLEY AUSTIN BROWN & WOOD LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

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                                TABLE OF CONTENTS

ARTICLE I                     DEFINITIONS....................................................................      1

    1.1.        Certain Defined Terms........................................................................      1
    1.2.        Plural Forms.................................................................................     24

ARTICLE II                    THE CREDITS....................................................................     24

    2.1.        Revolving Loan Commitments and Term Loan Commitments.........................................     24
    2.2.        Required Payments; Termination...............................................................     25
    2.3.        Ratable Loans; Types of Advances.............................................................     26
    2.4.        Swing Line Loans.............................................................................     27
    2.5.        Commitment Fee; Aggregate Revolving Loan Commitment..........................................     28
    2.6.        Minimum Amount of Each Advance...............................................................     29
    2.7.        Optional Principal Payments..................................................................     29
    2.8.        Method of Selecting Types and Interest Periods for New
                Advances.....................................................................................     29
    2.9.        Conversion and Continuation of Outstanding Advances; No
                Conversion or Continuation of Eurodollar Advances After Default..............................     30
    2.10.       Changes in Interest Rate, etc................................................................     30
    2.11.       Rates Applicable After Default...............................................................     31
    2.12.       Method of Payment............................................................................     31
    2.13.       Noteless Agreement; Evidence of Indebtedness.................................................     32
    2.14.       Telephonic Notices...........................................................................     32
    2.15.       Interest Payment Dates; Interest and Fee Basis...............................................     33
    2.16.       Notification of Advances, Interest Rates, Prepayments
                and Revolving Loan Commitment Reductions; Availability of Loans..............................     33
    2.17.       Lending Installations........................................................................     33
    2.18.       Non-Receipt of Funds by the Administrative Agent.............................................     34
    2.19.       Replacement of Lender........................................................................     34
    2.20.       Facility LCs.................................................................................     35

ARTICLE III                   YIELD PROTECTION; TAXES........................................................     39

    3.1.        Yield Protection.............................................................................     39
    3.2.        Changes in Capital Adequacy Regulations......................................................     40
    3.3.        Availability of Types of Advances............................................................     41
    3.4.        Funding Indemnification......................................................................     41
    3.5.        Taxes........................................................................................     41
    3.6.        Lender Statements; Survival of Indemnity.....................................................     44
    3.7.        Alternative Lending Installation.............................................................     44

ARTICLE IV                    CONDITIONS PRECEDENT...........................................................     44

    4.1.        Initial Credit Extension.....................................................................     44
    4.2.        Each Credit Extension........................................................................     47

ARTICLE V                     REPRESENTATIONS AND WARRANTIES.................................................     47

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
    5.1.        Existence and Standing.......................................................................     47
    5.2.        Authorization and Validity...................................................................     47
    5.3.        No Conflict; Government Consent..............................................................     48
    5.4.        Financial Statements.........................................................................     48
    5.5.        Material Adverse Change......................................................................     48
    5.6.        Taxes........................................................................................     48
    5.7.        Litigation and Contingent Obligations........................................................     49
    5.8.        Subsidiaries.................................................................................     49
    5.9.        ERISA........................................................................................     49
    5.10.       Accuracy of Information......................................................................     49
    5.11.       Regulation U.................................................................................     49
    5.12.       Material Agreements..........................................................................     50
    5.13.       Compliance With Laws.........................................................................     50
    5.14.       Ownership of Properties......................................................................     50
    5.15.       Plan Assets; Prohibited Transactions.........................................................     50
    5.16.       Environmental Matters........................................................................     50
    5.17.       Investment Company Act.......................................................................     50
    5.18.       Public Utility Holding Company Act...........................................................     51
    5.19.       Insurance....................................................................................     51
    5.20.       No Default or Unmatured Default..............................................................     51
    5.21.       Reportable Transaction.......................................................................     51
    5.22.       SDN List Designation.........................................................................     51

ARTICLE VI                    COVENANTS......................................................................     51

    6.1.        Financial Reporting..........................................................................     51
    6.2.        Use of Proceeds..............................................................................     53
    6.3.        Notice of Default............................................................................     54
    6.4.        Conduct of Business..........................................................................     54
    6.5.        Taxes........................................................................................     54
    6.6.        Insurance....................................................................................     54
    6.7.        Compliance with Laws.........................................................................     54
    6.8.        Maintenance of Properties....................................................................     55
    6.9.        Inspection; Keeping of Books and Records.....................................................     55
    6.10.       Restricted Payments..........................................................................     55
    6.11.       Merger.......................................................................................     55
    6.12.       Sale of Assets...............................................................................     56
    6.13.       Investments and Acquisitions.................................................................     56
    6.14.       Indebtedness.................................................................................     58
    6.15.       Liens........................................................................................     60
    6.16.       Affiliates...................................................................................     61
    6.17.       Financial Contracts..........................................................................     62
    6.18.       Subsidiary Covenants.........................................................................     62
    6.19.       Contingent Obligations.......................................................................     62
    6.20.       Amendments to Subordinated Note Documents....................................................     62
    6.21.       Leverage Ratio...............................................................................     63
    6.22.       Fixed Charge Coverage Ratio..................................................................     64

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
    6.23.       Minimum Consolidated Net Worth...............................................................     64
    6.24.       Capital Expenditures.........................................................................     64
    6.25.       Rentals......................................................................................     65
    6.26.       Guarantors...................................................................................     65
    6.27.       Collateral...................................................................................     65
    6.28.       Sale and Leaseback Transactions..............................................................     66
    6.29.       Replacement of Transitional Letters of Credit................................................     66
    6.30.       Insurance and Condemnation Proceeds..........................................................     66

ARTICLE VII                   DEFAULTS.......................................................................     67

ARTICLE VIII                  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................................     69

    8.1.        Acceleration.................................................................................     69
    8.2.        Amendments...................................................................................     71
    8.3.        Preservation of Rights.......................................................................     72

ARTICLE IX                    GENERAL PROVISIONS.............................................................     72

    9.1.        Survival of Representations..................................................................     72
    9.2.        Governmental Regulation......................................................................     72
    9.3.        Headings.....................................................................................     72
    9.4.        Entire Agreement.............................................................................     72
    9.5.        Several Obligations; Benefits of this Agreement..............................................     72
    9.6.        Expenses; Indemnification....................................................................     73
    9.7.        Numbers of Documents.........................................................................     73
    9.8.        Accounting...................................................................................     74
    9.9.        Severability of Provisions...................................................................     74
    9.10.       Nonliability of Lenders......................................................................     74
    9.11.       Confidentiality..............................................................................     75
    9.12.       Lenders Not Utilizing Plan Assets............................................................     75
    9.13.       Nonreliance..................................................................................     75
    9.14.       Disclosure...................................................................................     75
    9.15.       Performance of Obligations...................................................................     75
    9.16.       USA Patriot Act Notification.................................................................     76

ARTICLE X                     THE ADMINISTRATIVE AGENT.......................................................     77

    10.1.       Appointment; Nature of Relationship..........................................................     77
    10.2.       Powers.......................................................................................     77
    10.3.       General Immunity.............................................................................     77
    10.4.       No Responsibility for Loans, Recitals, etc...................................................     77
    10.5.       Action on Instructions of Lenders............................................................     78
    10.6.       Employment of Agents and Counsel.............................................................     78
    10.7.       Reliance on Documents; Counsel...............................................................     78
    10.8.       Administrative Agent's Reimbursement and Indemnification.....................................     79
    10.9.       Notice of Default............................................................................     79
    10.10.      Rights as a Lender...........................................................................     79

                                       iii

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
    10.11.      Lender Credit Decision.......................................................................     79
    10.12.      Successor Administrative Agent...............................................................     80
    10.13.      Administrative Agent and Arranger Fees.......................................................     81
    10.14.      Delegation to Affiliates.....................................................................     81
    10.15.      Collateral Documents.........................................................................     81

ARTICLE XI                    SETOFF; RATABLE PAYMENTS.......................................................     82

    11.1.       Setoff.......................................................................................     82
    11.2.       Ratable Payments.............................................................................     82

ARTICLE XII                   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............................     83

    12.1.       Successors and Assigns.......................................................................     83
    12.2.       Participations...............................................................................     83
    12.3.       Assignments..................................................................................     84
    12.4.       Dissemination of Information.................................................................     86
    12.5.       Tax Treatment................................................................................     86

ARTICLE XIII                  NOTICES........................................................................     86

    13.1.       Notices; Effectiveness; Electronic Communication.............................................     86
    13.2.       Change of Address, Etc.......................................................................     87

ARTICLE XIV                   COUNTERPARTS; INTEGRATION; EFFECTIVENESS;
                              ELECTRONIC EXECUTION...........................................................     87

    14.1.       Counterparts; Effectiveness..................................................................     87
    14.2.       Electronic Execution of Assignments..........................................................     88

ARTICLE XV                    CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
                              JURY TRIAL.....................................................................     88

                                    SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 2.20            -        Transitional Letters of Credit

Schedule 4.1.1           -        Omitted Governmental Certificates

Schedule 5.8             -        Subsidiaries

Schedule 5.12            -        Material Agreements

Schedule 6.12.4          -        Contemplated Dispositions of Assets

Schedule 6.13.2          -        Existing Investments

Schedule 6.13.7          -        Contemplated Investments

Schedule 6.13.8          -        Existing Advances and Loans to Employees, etc.

Schedule 6.14.2          -        Existing Indebtedness

Schedule 6.14.4          -        Contemplated Indebtedness

Schedule 6.15.5          -        Existing Liens

Schedule 6.27            -        Mortgaged Properties

                                    EXHIBITS

Exhibit A       -      Form of Borrower's Counsel's Opinion

Exhibit B       -      Form of Compliance Certificate

Exhibit C       -      Form of Assignment and Assumption Agreement

Exhibit D       -      Form of Loan/Credit Related Money Transfer Instruction

Exhibit E-1     -      Form of Promissory Note for Term Loan (if requested)

Exhibit E-2     -      Form of Promissory Note for Revolving Loan (if requested)

Exhibit F       -      Officer's Certificate

Exhibit G       -      List of Closing Documents

Exhibit H       -      Form of Borrowing Base Certificate

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of December 31, 2003, is entered into by and among Res-Care, Inc., a Kentucky corporation, the Lenders, the LC Issuer, Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent, Merrill Lynch Capital and National City Bank of Kentucky as Syndication Agents and General Electric Capital Corporation as Documentation Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1.     Certain Defined Terms. As used in this Agreement:

         "Account Debtor" means the account debtor or obligor with respect to any of the Receivables and includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to furnish assurance against loss on any Receivable.

         "Accounting Changes" is defined in Section 9.8 hereof.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

         "Administrative Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Agent appointed pursuant to Article X.

         "Adjusted Available Aggregate Revolving Loan Commitment" means, at any time, the lesser of (i) Aggregate Revolving Loan Commitment and (ii) the Borrowing Base, in each case as then in effect.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of several Revolving Loans or Term Loans, as the case may be (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Outstanding Revolving Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

         "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Million and 00/100 Dollars ($100,000,000).

         "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders, as may be reduced from time to time pursuant hereto. The initial Aggregate Term Loan Commitment is Thirty Five Million and 00/100 Dollars ($35,000,000).

         "Agreement" means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, with respect to the Commitment Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Applicable Pledge Percentage" means 100%, but 65% in the case of a pledge of Capital Stock of a Foreign Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or Financial Assistance Problem.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Asset Sale" means, with respect to the Borrower or any Subsidiary, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the capital stock or other equity interests of any Subsidiary of such Person) with a book value in excess of $50,000 to any Person other than the Borrower or any of its wholly-owned Subsidiaries other than (i) the sale of inventory in the ordinary course of business, (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) leases of assets in the ordinary course of business consistent with past practice and (iv) transfers consisting of Restricted Payments permitted under 6.10, Investments permitted under 6.13 and Liens permitted under Section 6.15.

         "Assignment Agreement" is defined in Section 12.3.1.

         "Authorized Officer" means any of the President and Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Borrower, or such other officer of the Borrower as may be designated by the Borrower in writing to the Administrative Agent from time to time, acting singly.

         "Available Aggregate Revolving Loan Commitment" means, at any time, the Aggregate Revolving Loan Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.

         "Available Aggregate Term Loan Commitment" means, at any time, the Aggregate Term Loan Commitment then in effect minus the aggregate outstanding principal amount of Term Loans at such time.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrower" means Res-Care, Inc., a Kentucky corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

         "Borrowing Base" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent, equal to up to eighty-five percent (85%) of Eligible Receivables.

         "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit H hereto, setting forth the Borrowing Base and the component calculations thereof.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "CapEx Base Amount" means (i) $17,500,000 during the Borrower's 2004 fiscal year, (ii) $18,500,000 during the Borrower's 2005 fiscal year, (iii) $19,500,000 during the Borrower's 2006 fiscal year and (iv) $20,500,000 during each fiscal year thereafter.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) obligations of, or fully guaranteed by, the United States of America maturing within 12 months from the date of investment, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign).

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Borrower or (ii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors.

         "Closing Date" means December 31, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

         "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Domestic Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Administrative Agent, for the benefit of the Holders of Secured Obligations, whether under the Pledge and Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment Fee" is defined in Section 2.5.1.

         "Commitment Schedule" means the Schedule identifying each Lender's Revolving Loan Commitment and Term Loan Commitment as of the Closing Date attached hereto and identified as such.

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Current Maturities" means, with reference to any period, all payments of principal and interest due within twelve (12) calendar months on and after the last day of such period with respect to all Consolidated Indebtedness (other than Indebtedness under the Convertible Subordinated Notes) of the Borrower and its Subsidiaries.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) to the extent reasonably approved by the Administrative Agent, any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business including but not limited to losses resulting from redemptions or repayments of Indebtedness (including without limitation in connection with the repayment of the Indebtedness under the Existing Credit Agreement and otherwise in connection with the Refinancing), minus, to the extent included in Consolidated Net Income,
(a) interest income and (b) any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business, including but not limited to gains resulting from redemptions of Indebtedness, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For purposes of determining Consolidated EBITDA, any non-cash income associated with the write-up of goodwill pursuant to FASB no. 142 shall be subtracted from Consolidated Net Income and any non-cash expense associated with the write-down of goodwill pursuant to FASB no. 142 shall be added back to Consolidated Net Income.

         "Consolidated Funded Indebtedness" means, at any time, with respect to any Person, the sum of, without duplication, (i) the aggregate Dollar amount of Consolidated Indebtedness owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) the aggregate stated or face amount of all Letters of Credit at such time for which such Person is the account party or is otherwise liable plus (iii) the aggregate amount of Capitalized Lease Obligations owing by such Person or for which such Person is otherwise liable, plus (iv) the aggregate of all amounts (to the extent aggregating in excess of $1,000,000) owing by such Person or for which such Person is otherwise liable with respect to final and non-appealable judgments or settlements arising in connection with trials, arbitrations, mediations, litigation or other forums for dispute resolution.

         "Consolidated Indebtedness" means at any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles.

         "Consolidated Net Funded Indebtedness" means, at any time, with respect to any Person, Consolidated Funded Indebtedness, minus, so long as Revolving Loans in an aggregate principal amount not in excess of $2,000,000 are then outstanding, cash and Cash Equivalent Investments maintained by the Borrower at such time.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means at any time, with respect to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, excluding indemnification obligations incurred in the ordinary course of business or in connection with transactions that are not prohibited by this Agreement.

         "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto or such individual was elected in connection with a Permitted Acquisition or any other acquisition consented to hereunder.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Convertible Subordinated Notes" means those certain 5.9% Convertible Subordinated Notes issued by the Borrower pursuant to and in connection with the Convertible Subordinated Note Documents.

         "Convertible Subordinated Note Documents" means the Convertible Subordinated Notes and that certain Statement of Additional Terms and Conditions dated as of March 12, 1998.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Credit Party" means, at any time, any of the Borrower and any Person which is a Guarantor at such time.

         "Deemed Dividend Problem" means, with respect to any Foreign Subsidiary, such Foreign Subsidiary's accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

         "Default" means an event described in Article VII.

         "Disqualified Stock" means any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the later of the (i) the Revolving Loan Termination Date and (ii) the Term Loan Maturity Date.

         "Documentation Agent" means General Electric Capital Corporation in its capacity as documentation agent for the credit transaction evidenced by this Agreement.

         "Dollar", "dollar" and "$" means the lawful currency of the United States of America.

         "Domestic Subsidiary" means any Subsidiary of any Person organized under the laws of a jurisdiction located in the United States of America.

         "Eligible Receivables" means Receivables created by (a) the Borrower and (b) any Domestic Subsidiary which is a Guarantor, in each case in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower or such Subsidiaries, which Receivables are and at all times shall continue to meet the following requirements:

         (a) are not Receivables that have been identified as greater than one hundred twenty (120) days on the accounts receivable aging report furnished to the Administrative Agent pursuant to Section 6.1.8;

         (b) are not Receivables with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower or any Subsidiary;

         (c) are not Receivables originated by a Foreign Subsidiary or Receivables with respect to which the Account Debtor is not a resident of, or domiciled in, the United States of America unless the Account Debtor has supplied the Borrower or applicable Domestic Subsidiary with an irrevocable letter of credit, issued by a financial institution satisfactory to the Administrative Agent, sufficient to cover such Receivable in form and substance satisfactory to the Administrative Agent;

         (d)      Receivables not denominated in Dollars;

         (e) Receivables that are subject to any dispute, contra-account, defense, offset or counterclaim, volume rebate or advertising or other allowance, in each case of which the Borrower or applicable Domestic Subsidiary has been given notification, provided that if any portion of any such Receivables are not subject to any dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance and the payment of such portion is not being withheld or delayed or otherwise affected in any manner due to the portion that is subject to such dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance, then such portion which is not subject to any dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance shall not be excluded from Eligible Receivables because of this clause (e);

         (f) are Receivables (other than Health Care Receivables) with respect to which the Administrative Agent, for the benefit of the Holders of Secured Obligations, has a first and valid fully perfected and enforceable security interest;

         (g) are not Receivables with respect to which the Account Debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

         (h) are not Receivables which are Health Care Receivables unless such Receivables are subject to (i) procedures for cash management and (ii) perfection under the UCC, in each case in a manner satisfactory to the Administrative Agent in its reasonable discretion (the Administrative Agent hereby agreeing that, as of the Closing Date, cash management procedures in existence on the Closing Date (assuming the requirement under Section 6.27 for control agreements and blocked account agreements is timely satisfied) are acceptable to the Administrative Agent and Health Care Receivables are subject to perfection under the UCC);

         (i) are not Receivables with respect to which the Borrower or applicable Subsidiary has not yet shipped the applicable goods or performed the applicable service;

         (j)      are not Receivables that are reconciliation items;

         (k) are not Receivables subject to any Lien (other than Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations) or the inventory, goods, property, services or other consideration of which any such Receivable constitutes proceeds is subject to any such Lien;

         (l) are not Receivables evidenced by a promissory note or other similar instrument unless such note or instrument is pledged to the Administrative Agent, for the benefit of the Holders of Secured Obligations, on terms satisfactory to the Administrative Agent;

         (m) are not Receivables that are consigned or otherwise assigned to any Person for collection or otherwise; and

         (n) are not Receivables (other than Health Care Receivables and other Receivables from Governmental Authorities) in respect of which the creation of a Lien in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations is prohibited.

Notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall have the continuing right, to be reasonably exercised, to require Borrower and each Domestic Subsidiary to comply with the Federal Assignment of Claims Act or any comparable state or local government statute or regulation with respect to any Receivables with respect to which the Account Debtor is any federal governmental authority or the United States of America, or, in either case, any department, agency or instrumentality thereof.

         "Equipment" means all of the Borrower's and each Subsidiary's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate per annum equal to the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Revolving Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

         "Event of Loss" means, with respect to any Property, any of the following: (i) any loss, destruction or damage of such Property or (ii) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property by any Governmental Authority.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Credit Agreement" means that certain Credit and Security Agreement dated as of November 15, 2001 between the Borrower, certain of its subsidiaries, the lenders party thereto and National City Bank of Kentucky as administrative agent, as the same has been amended or supplemented prior to the Closing Date.

         "Facility" means each facility, program, group home and training center now or hereafter owned, leased, operated and/or managed by any of the Borrower or its Subsidiaries.

         "Facility LC" is defined in Section 2.20.1.

         "Facility LC Application" is defined in Section 2.20.3.

         "Facility LC Collateral Account" is defined in Section 2.20.11.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Louisville, Kentucky time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

         "Financial Assistance Problem" means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Subsidiary Guarantor or to permit its Capital Stock from being pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors

         "Financing" means, with respect to any Person, (i) the issuance or sale by such Person of any equity interests in such Person other than the issuance of any stock options in consideration for services or the issuance of stock by such Person pursuant to the exercise of any option granted in consideration for services, or (ii) the issuance or sale by such Person of any Indebtedness other than Indebtedness permitted under Sections 6.14.1 through 6.14.13; provided, however, that the foregoing clause (ii) shall not permit the incurrence by the Borrower or any Subsidiary of any Indebtedness if such incurrence is not otherwise permitted by Section 6.14.

         "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, modified or supplemented from time to time

         "First Tier Foreign Subsidiary" means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary's issued and outstanding equity interests.

         "Floating Rate" means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Foreign Subsidiary" means any Subsidiary of any which is not a Domestic Subsidiary of such Person.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Governmental Authority" means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means each Subsidiary of the Borrower which is a party to the Guaranty Agreement, including each Subsidiary of the Borrower which becomes a party to the Guaranty Agreement pursuant to a joinder or other supplement thereto.

         "Guaranty Agreement" means the Guaranty Agreement, dated as of the Closing Date, made by the Guarantors in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Healthcare Event" means the occurrence of any of the following with respect to any one or more Facilities which results in a Material Adverse
Effect: (i) the revocation, denial, suspension or non-renewal of any license, certificate or permit required to operate Facilities (other than Facilities managed by the Borrower or any Subsidiary of the Borrower on behalf of a Person other than the Borrower or any Subsidiary thereof), with any appeal having been taken and denied, provided that, during any such appeal period the Facility at issue is able to operate; (ii) the termination or suspension of the provider agreements under Medicare Law or Medicaid Law or any other agreement or contract with any Official Body or private payor with respect to Facilities (other than Facilities managed by the Borrower or any Subsidiary of the Borrower on behalf of a Person other than the Borrower or Subsidiary thereof); (iii) the involuntary receivership or involuntary management by any applicable Official Body of Facilities (other than Facilities managed by the Borrower or any Subsidiary of a Borrower on behalf of a Person other than the Borrower or any Subsidiary thereof); (iv) the imposition by any applicable Official Body with respect to Facilities (other than Facilities managed by the Borrower or any Subsidiary of a Borrower on behalf of a Person other than the Borrower or any Subsidiary thereof) of administrative holds or similar restrictions or limitations on the admission of patients or residents (but only for so long as such holds, restrictions or limitations shall be in effect); (v) the interruption or cessation of payments or reimbursement by any applicable Official Body or private payor, with respect to Facilities (other than Facilities managed by the Borrower or any Subsidiary of the Borrower on behalf of a Person other than the Borrower or any Subsidiary thereof), but only for so long as such interruption or cessation is in effect; (vi) the cash payment in any fiscal year by any one or more of the Borrower or any of its Subsidiaries of any recoupment or demand for recoupment by any applicable Official Body or (vii) the inability of the Borrower or any Subsidiary thereof to obtain adequate professional liability insurance, as determined by the Administrative Agent in its reasonable discretion.

         "Health Care Receivable" shall mean a Receivable where the payor is the United States of America, a State, county or municipality, or any agency or instrumentality thereof which is obligated by to make payment with respect to Medicare, Medicaid or other Receivables representing amounts owing under any other program established by federal, State, county, municipal or other local law which requires that payments for healthcare services be made to the provider of such services in order to comply with any applicable "anti-assignment" provisions, provider agreement or federal, State, county, municipal or other local law, rule or regulation.

         "Holders of Secured Obligations" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the LC Issuer in respect of Reimbursement Obligations, (iii) the Administrative Agent, the Lenders and the LC Issuer in respect of all other present and future obligations and liabilities of the Borrower or any of its Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender (or affiliate thereof), in respect of all Rate Management Obligations of the Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Rate Management Transaction, and (iv) their respective successors, transferees and assigns.

         "Indebtedness" of a Person means, at any time, without duplication, such Person's (excluding in all cases accounts payable and accrued expenses arising in the ordinary course of such Person's business) (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person,
(viii) reimbursement obligations under Letters of Credit, bankers' acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (xi) Rate Management Obligations and (xii) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Intellectual Property Security Agreements" means the intellectual property security agreements as any Credit Party may from time to time make in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees and independent contractors made in the ordinary course of business), extension of credit (other than Receivables arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Fee" is defined in Section 2.20.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder; provided that National City Bank of Kentucky in its capacity solely as an issuer of the Transitional Letters of Credit shall also be deemed to be a LC Issuer.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.20.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes the Swing Line Lender and the LC Issuer.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on the administrative information sheets provided to the Administrative Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance or preference, priority or other security agreement (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof), whether constituting a Term Loan, Revolving Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, the Facility LC Applications, the Collateral Documents, the Guaranty Agreement and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or performance or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Material Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" means any Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Material Subsidiary" means a Subsidiary with revenues greater than 2% of net consolidated revenues of the Borrower.

         "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42. U.S.C. Section 1396 ET SEQ.) and any successor or similar statutes, as in effect from time to time.

         "Medicaid Law" means collectively, Medicaid and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid, (b) all applicable provisions of all federal rules, regulations, manuals and orders of governmental authorities promulgated pursuant to or in connection with the statutes described in clause (a) above having the force of law and all federal administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above, including all programs operated under waivers granted from requirements of Title XIX of the Social Security Act and its implementing regulations, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all governmental authorities promulgated pursuant to or in connection with the statutes described in clause (c) above having the force of law and all state administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above, in each case as in effect from time to time.

         "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Section 1395 ET SEQ.) and any successor or similar statutes as in effect from time to time.

         "Medicare Law" means collectively, Medicare and Medicare Regulations

         "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all governmental authorities (including, without limitation, Health and Human Services ("HHS"), Health Care Finance Administration, the Office of the Inspector General for HHS, or any Person succeeding the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as in effect from time to time.

         "Modify" and "Modification" are defined in Section 2.20.1.

         "Moody's" means Moody's Investors Services, Inc. and any successor thereto.

         "Mortgage" means each of those certain mortgages and deeds of trust dated as of the Closing Date and such other mortgages and deeds of trust as are entered into by the Credit Parties pursuant hereto or in connection herewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Mortgage Instruments" means such title reports, title insurance, opinions of counsel, surveys, appraisals and environmental reports as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

         "Mortgaged Properties" means the real Property identified and described on Schedule 6.27.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

         "Net Cash Proceeds" means, (1) with respect to any Asset Sale or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or such Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing and (2) with respect to an Event of Loss of a Person, cash (freely convertible in Dollars) received by or for such Person's account, net of (i) reasonable direct costs or expenses incurred in connection with such Event of Loss (including without limitation reasonable costs and expenses (including attorneys' and other professionals' fees)) incurred in investigating or recovering such cash and reasonable reserves associated therewith in accordance with Agreement Accounting Principles and (ii) amounts required to repay principal of, premium if any, and interest on any Indebtedness or statutory or other obligations secured by any Lien on the property (or portion thereof) so damaged or taken (other than the Secured Obligations) which is required to be and is repaid in connection with such Event of Loss.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" is defined in Section 2.13.

         "Obligations" means all Loans, all Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, the Swing Line Lender, the LC Issuer, the Arranger, any affiliate of the Administrative Agent, any Lender, the Swing Line Lender, the LC Issuer or the Arranger, or any indemnitee under the provisions of
Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

         "Off-Balance Sheet Liability" of a Person means the principal component of (i) any repurchase obligation or liability of such Person with respect to Receivables or notes receivable sold by such Person, (ii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.

         "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Revolving Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its ratable obligation to purchase participations in the LC Obligations at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December, the Revolving Loan Termination Date and the Term Loan Maturity Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" is defined in Section 6.13.9.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated as of the Closing Date, by and between the Credit Parties and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "Pledge Subsidiary" means each Domestic Subsidiary and First Tier Foreign Subsidiary.

         "Pricing Schedule" means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Revolving Loan Commitment and Term Loans at such time by (ii) the sum of the Aggregate Revolving Loan Commitment and the aggregate amount of all of the Term Loans at such time; provided, however, if all of the Revolving Loan Commitments and Term Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (a) the sum of such Lender's Outstanding Revolving Credit Exposure and outstanding Term Loans at such time by (b) the sum of the Aggregate Outstanding Revolving Credit Exposure and the aggregate outstanding amount of all Term Loans at such time.

         "Purchase Price" means the total consideration payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all consulting fees or fees for a covenant not to compete, including without limitation the value of any capital stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Receivable(s)" means and includes all of the Borrower's and each Subsidiary's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "Refinanced Indebtedness" means the Indebtedness under the Borrower's 6% Convertible Subordinated Notes and the Indebtedness under the Convertible Subordinated Notes.

         "Refinancing" means the transactions pursuant to which the Refinanced Indebtedness is repaid in full and the notes evidencing such Indebtedness are fully redeemed.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable (excluding taxes, insurance premiums and expenses for repairs or maintenance) by such Person under any Operating Lease.

         "Rentals Maximum Amount" means (i) $47,500,000 during the Borrower's 2004 fiscal year, (ii) $50,000,000 during the Borrower's 2005 fiscal year, (iii) $52,500,000 during the Borrower's 2006 fiscal year and (iv) $55,000,000 during each fiscal year thereafter.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means any of three (3) or more Lenders in the aggregate having more than 50% of the sum of the Aggregate Revolving Loan Commitment and the Aggregate Term Loan Commitment (or, if all of the Revolving Loan Commitments and Term Loan

Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Outstanding Revolving Credit Exposure and aggregate outstanding principal amount of Term Loans at such time).

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other equity interests of the Borrower (other than Disqualified Stock), and (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any of the Convertible Subordinated Notes (other than at a discount) or the Senior Unsecured Notes prior to the stated maturity thereof.

         "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1.1 (and any conversion or continuation thereof).

         "Revolving Loan Commitment" means, for each Lender, including without limitation, each LC Issuer, such Lender's obligation to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in any Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Revolving Loan Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Revolving Loan Commitment at such time by (ii) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (a) such Lender's Outstanding Revolving Credit Exposure at such time by (b) the Aggregate Outstanding Revolving Credit Exposure at such time.

         "Revolving Loan Termination Date" means the earlier of (a) January 15, 2008, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.2 hereof or the Revolving Loan Commitments pursuant to Section 8.1 hereof.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee, consummated after the Closing Date.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any Lender or any affiliate of any Lender.

         "Senior Unsecured Notes" means those certain 10 5/8% Senior Unsecured Notes issued by the Borrower pursuant to and in connection with the Senior Unsecured Note Documents.

         "Senior Unsecured Note Documents" means the Indenture dated November 15, 2001, as amended through the date hereof, among the Borrower, the guarantors named therein, and Wells Fargo Bank Minnesota, National Association, successor to National City Bank, and the Senior Unsecured Notes.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subordinated Notes" means the Senior Unsecured Notes and the Convertible Subordinated Notes.

         "Subordinated Note Documents" means the Senior Unsecured Note Documents and the Convertible Subordinated Note Documents.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 5% of the consolidated tangible assets of the Borrower and its Subsidiaries or Property which is responsible for more than 5% of the consolidated net revenues of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Swing Line Borrowing Notice" is defined in Section 2.4.2.

         "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

         "Swing Line Lender" means Bank One.

         "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.

         "Syndication Agents" means each of Merrill Lynch Capital and National City Bank of Kentucky in its capacity as syndication agent for the credit transaction evidenced by this Agreement.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Loan" and "Term Loans" are defined in Section 2.1.2.

         "Term Loan Commitment" means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.1.2 in an aggregate principal amount set forth for such Lender on the Commitment Schedule.

         "Transferee" is defined in Section 12.4.

         "Transitional Letters of Credit" is defined in Section 2.20.1.

         "Transitional Letters of Credit Documents" means the letter of credit applications and reimbursement agreements, in each case as amended from time to time, entered into by the Borrower or any Subsidiary in connection with the Transitional Letters of Credit.

         "Term Loan Maturity Date" means the earlier of (i) January 15, 2008 and
(ii) the Revolving Loan Termination Date.

         "Term Loan Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Term Loans at such time by (b) the aggregate amount of all of the Term Loans at such time.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Kentucky.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan's assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default, which has not been waived in writing by, or on behalf of, the Required Lenders.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2. Plural Forms. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1.     Revolving Loan Commitments and Term Loan Commitments.

                  2.1.1 Revolving Loans. From and including the Closing Date and prior to the Revolving Loan Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of its Revolving Loan Pro Rata Share of the Available Aggregate Revolving Loan Commitment; provided that at no time shall the Aggregate Outstanding Revolving Credit Exposure hereunder exceed the Adjusted Available Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date. The commitment of each Lender to lend hereunder shall automatically expire on the Revolving Loan Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

                  2.1.2 Term Loans. Each Lender severally and not jointly agrees to make term loans, in Dollars and in no more than three (3) Advances, to the Borrower on the Closing Date and, subject to the terms and conditions hereof, thereafter in an aggregate amount equal to such Lender's Term Loan Commitment (each such loan being referred to herein individually as a "Term Loan" and collectively as the "Term Loans"); provided that (i) the initial Term Loans made hereunder shall not exceed an aggregate principal amount of $22,000,000 and may only be used to redeem in full the Borrower's 6% Convertible Subordinated Notes, to repay in full the Indebtedness thereunder and to pay costs and expenses incurred by the Borrower in connection therewith, (ii) not more than an additional $6,500,000 in aggregate principal amount of Term Loans may be made to the Borrower during the period commencing on the Closing Date and ending on March 15, 2005 so long as the proceeds of such Term Loans are used solely to redeem (but not in any event pursuant to a notice to redeem all of the Convertible Subordinated Notes prior to March 15, 2005) certain of the Convertible Subordinated Notes, to repay a portion of the Indebtedness thereunder and to pay costs and expenses incurred by the Borrower in connection therewith and
                  (iii) not more than an additional $6,500,000 in aggregate principal amount of Term Loans may be made to the Borrower during the period commencing on January 1, 2005 and ending on March 15, 2005 so long as the proceeds of such Term Loans are used solely to redeem (but not in any event pursuant to a notice to redeem all of the Convertible Subordinated Notes prior to March 15, 2005) certain of the Convertible Subordinated Notes, to repay a portion of the Indebtedness thereunder and to pay costs and expenses incurred by the Borrower in connection therewith. The unpaid principal balance of the Term Loans shall be repaid in sixteen (16) consecutive quarterly principal installments, payable on or before the last Business Day of each fiscal quarter of the Borrower, commencing on March 31, 2004, and continuing thereafter until the Term Loan Maturity Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. Each such installment shall be in an amount equal to $875,000; provided that, notwithstanding the foregoing, the final installment on the Term Loan Maturity Date shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, notwithstanding the immediately preceding sentence, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Maturity Date. No installment of any Term Loan shall be reborrowed once repaid and the principal amount of each Term Loan shall permanently reduce by such amount the Term Loan Commitment of each Lender and the Aggregate Term Loan Commitment. In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in Section 2.7 for credit against the scheduled payments on the Term Loans pursuant to Section 2.7 and (b) shall make the mandatory prepayments prescribed in Section 2.2 for credit against the scheduled payments on the Term Loans pursuant to Section 2.2. Each Lender's Term Loan Commitment and the Aggregate Term Loan Commitment shall be zero after March 15, 2005.

                  2.2. Required Payments; Termination. (a) Any outstanding Revolving Loans shall be paid in full by the Borrower on the Revolving Loan Termination Date, any outstanding Term Loans shall be paid in full by the Borrower on the Term Loan Maturity Date, and all other unpaid Secured Obligations shall be paid in full by the Borrower on the later of the Revolving Loan Termination Date and the Term Loan Maturity Date. In addition, if at any time the Aggregate Outstanding Revolving Credit Exposure hereunder exceeds the Adjusted Available Aggregate Revolving Loan Commitment, the Borrower shall immediately (i) repay outstanding Revolving Loans and (ii) upon repayment in full of the Revolving Loans, cash collateralize the outstanding LC Obligations by depositing funds in the Facility LC Collateral Account, in an aggregate amount equal to such excess. Notwithstanding the termination of the Revolving Loan Commitments under this Agreement on the Revolving Loan Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

                  (b) Asset Sales and Casualty Events. Upon (1) the consummation of any Asset Sale (other than sales permitted under Sections 6.12.1, 6.12.2, 6.12.3, or, solely with respect to real Property which is not a Mortgaged Property, 6.12.4) by the Borrower or any Subsidiary or (2) the Borrower or any Subsidiary suffering an Event of Loss, in each case within ten
(10) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds (or conversion to cash of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements)) received from any such Asset Sale or Event of Loss, the Borrower shall make a mandatory prepayment of the Term Loans, subject to the provisions governing the application of payments set forth in Section 2.2(d), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds. Notwithstanding the foregoing, Net Cash Proceeds of Asset Sales or Events of Loss, (i) with respect to which the Borrower shall have given the Administrative Agent written notice of its intention to repair or replace the Property subject to any such Asset Sale or Event of Loss or invest such Net Cash Proceeds in the purchase of assets (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor) to be used by one or more of the Borrower or the Guarantors in their businesses within one year following such Event of Loss, or
(ii) if not so utilized to repair or replace or to invest if such Net Cash Proceeds do not exceed $2,000,000 in the aggregate, shall not be subject to the provisions of the first sentence of this Section 2.2(b) unless and to the extent that such applicable period shall have expired without such repair or replacement having been made.

                  (c) Financings. Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower, within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds, the Borrower shall make a mandatory prepayment of the Term Loans, subject to the provisions governing the application of payments set forth in
Section 2.2(d), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

                  (d) Application of Designated Prepayments. Each mandatory prepayment required by clauses (b) and (c) of this Section 2.2 shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be applied to repay the Term Loans in the inverse order of maturity. Designated Prepayments of Term Loans shall first be applied to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity. Notwithstanding the foregoing, so long as no Default has occurred and is then continuing and at the Company's option, the Administrative Agent shall hold all Designated Prepayments to be applied to Eurodollar Rate Loans in escrow for the benefit of the Lenders and shall release such amounts upon the expiration of the Interest Periods applicable to any such Eurodollar Rate Loans being prepaid (it being understood and agreed that interest shall continue to accrue on the Obligations until such time as such prepayments are released from escrow and applied to reduce the Obligations).

         2.3. Ratable Loans; Types of Advances. (a) Each Advance hereunder (other than a Swing Line Loan) shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as applicable.

                  (b) The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4.

         2.4.     Swing Line Loans.

                  2.4.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Credit Extension hereunder, the satisfaction of the conditions precedent set forth in
         Section 4.1 as well, from and including the date of this Agreement and prior to the Revolving Loan Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Revolving Credit Exposure shall not at any time exceed the Adjusted Available Aggregate Revolving Loan Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans then outstanding, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1 (including its participation in any Facility
         LCs), exceed the Swing Line Lender's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Loan Termination Date.

                  2.4.2 Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 12:00 noon (Louisville, Kentucky time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate or at such other rate as is agreed upon by the Borrower and the Swing Line Lender.

                  2.4.3 Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Louisville, Kentucky time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

                  2.4.4 Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, on the fifth

         (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (Louisville, Kentucky time) on the date of any notice received pursuant to this Section 2.4.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section
         2.4.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.4.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
         Section 2.4.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.5.     Commitment Fee; Aggregate Revolving Loan Commitment.

                  2.5.1 Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee (the "Commitment Fee") accruing at the rate of the then Applicable Fee Rate on the sum of (i) the Available Aggregate Revolving Loan Commitment in effect from time to time (excluding from the calculation thereof, the Swing Line Loans) and (ii) the Available Aggregate Term Loan Commitment. All such Commitment Fees payable hereunder shall be payable quarterly in arrears on each Payment Date.

                  2.5.2 Reductions in Aggregate Revolving Loan Commitment. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part, ratably among the Lenders in the minimum amount of $5,000,000 (and in multiples of $1,000,000 in excess thereof), upon at least three (3) Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder and on the final date upon which all Loans are repaid.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $2,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Adjusted Available Aggregate Revolving Loan Commitment.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or any portion of the outstanding Floating Rate Advances (other than Swing Line Loans), in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, with notice to the Administrative Agent by 11:00 a.m. (Louisville, Kentucky time) on the date of repayment. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Louisville, Kentucky time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Administrative Agent.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided that there shall be no more than 8 Interest Periods in effect with respect to all of the Loans at any time, unless such limit has been waived by the Administrative Agent in its sole discretion. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Louisville, Kentucky time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (Louisville, Kentucky time) on each Borrowing Date, each Lender shall make available its Loan or Loans in Federal or other funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances (other than Swing Line Advances) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with
Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swing Line Advance) into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this Section 2.9, during the continuance of a Default or an Unmatured Default, the Administrative Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made, converted or continued as a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Louisville, Kentucky time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Advance) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar

Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is fully paid at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period in respect of any Revolving Loan may end after the Revolving Loan Termination Date. No Interest Period in respect of any Term Loan may end after the Term Loan Maturity Date.

         2.11. Rates Applicable After Default. During the continuance of a Default (including the Borrower's failure to pay any Loan at maturity) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Administrative Agent or any Lender.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Louisville, Kentucky time) on the date when due and shall (except with respect to repayments of Swing Line Loans, and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of the Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

         2.13.    Noteless Agreement; Evidence of Indebtedness.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Term Loans, Revolving Loans or, in the case of the Swing Line Lender, the Swing Line Loans, be evidenced by promissory notes (the "Notes") in substantially the form of Exhibit E-1 or E-2, with appropriate changes for notes evidencing Swing Line Loans. In such event, the Borrower shall prepare, execute and deliver to such Lender such Note(s) payable to the order of such Lender. Thereafter, the Loans evidenced by such Note(s) and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note(s) for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, LC Fees and all other fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Louisville, Kentucky time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 1:00 p.m. (Louisville, Kentucky time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as applicable, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19.    Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to terminate or replace the Revolving Loan Commitment, Term Loan Commitment and Loans of such Affected Lender, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Outstanding Revolving Credit Exposure and Term Loans of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement
(A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all

Obligations due to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus, to the extent not paid by the replacement Lender, the outstanding principal balance of such Affected Lender's Credit Extensions).

         2.20.    Facility LCs.

                  2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action, a "Modification"), from time to time from and including the date of this Agreement and prior to the Revolving Loan Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $65,000,000 and (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Adjusted Available Aggregate Revolving Loan Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Loan Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods (which in no event shall extend beyond the date referred to in the preceding clause (x)). Schedule 2.20 contains a schedule of certain letters of credit issued for the account of the Borrower or certain of its Subsidiaries prior to the Closing Date (such letters of credit, the "Transitional Letters of Credit"). Subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2 and subject to the covenant contained in Section 6.29, from and after the Closing Date, the Transitional Letters of Credit shall be deemed to be Facility LCs issued pursuant to this Section 2.20. The Borrower hereby agrees that any and all references to the Existing Credit Agreement in the Transitional Letters of Credit Documents shall be deemed to be references to this Agreement.

                  2.20.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Revolving Loan Pro Rata Share.

                  2.20.3 Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Louisville, Kentucky time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and, upon issuance only, the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.20.4 LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Revolving Loan Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.125% times the face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.20.4 shall constitute an "LC Fee".

                  2.20.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Revolving Loan Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by ---- such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Louisville, Kentucky time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.20.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind;

         provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or
         (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.20, the Borrower shall be deemed to have elected to borrow a Revolving Loan from the Lenders, as of the date of the payment by the LC Issuer giving rise to the Reimbursement Obligation equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loan shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to a Revolving Loan if the Borrower shall have failed to make such payment to the Administrative Agent for the account of the LC Issuer prior to such time. Such Revolving Loan shall constitute a Floating Rate Advance and the proceeds of such Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance. The Borrower agrees to indemnify the LC Issuer against any loss or expense determined by the LC Issuer in good faith to have resulted from any conversion pursuant to this Section 2.20 by reason of the inability of the LC Issuer to convert the amount received from the Borrower or from the Lenders, as applicable, into an amount equal to the amount of such Reimbursement Obligation. The LC Issuer will pay to each Lender ratably in accordance with its Revolving Loan Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to
         Section 2.20.5.

                  2.20.7 Obligations Absolute. The Borrower's obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section
         2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

                  2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.20.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section
         2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.20.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Revolving Loan Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                  2.20.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this
         Section 2.20.11 shall either require the Borrower or any Guarantor to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
         Section 2.2 or Section 8.1.

                  2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Revolving Loan Commitments, Eurodollar Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as applicable.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer of making or maintaining its Eurodollar Loans or Revolving Loan Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation or LC Issuer in connection with such Eurodollar Loans or Revolving Loan Commitment, or Facility LCs (including participations therein), then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or LC Issuer for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines in good faith the amount of capital required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or LC Issuer determines is attributable to this Agreement, its Outstanding Revolving Credit Exposure, its Term Loans, its Term Loan Commitment to make Term Loans, its Revolving Loan Commitment to make Revolving Loans and issue or participate in Facility LCs, as applicable, hereunder (after taking into account such Lender's or LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, or change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or LC Issuer or any Lending Installation or any corporation controlling any Lender or LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

         3.3. Availability of Types of Advances. If (x) any Lender determines in good faith that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) the Required Lenders determine in good faith that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.     Taxes.

         (i) All payments by the Borrower to or for the account of any Lender or the LC Issuer or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Administrative Agent, in each case within 30 days after such payment is made.

         (ii) In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrower shall indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender as a result of its Revolving Loan Commitment, any Credit Extensions made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to
                  Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder),
                  (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Administrative Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States and clause (i) of this Section 3.5 shall not be applicable to any payments by the Borrower to or for the account of such Non-U.S. Lender; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, reasonably disadvantageous to such Lender. A Lender's designation of an alternative Lending Installation shall not affect the Borrower's rights under Section 2.19 to replace a Lender.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder, which initial Credit Extension shall occur no later than January 22, 2004, unless the following conditions precedent have been satisfied and, if applicable, the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

                  4.1.1 Copies of the articles or certificate of incorporation (or the equivalent thereof) of each Credit Party (except for those Credit Parties listed on Schedule 4.1.1), in each case, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act, 31 U.S.C. Section 5318 or otherwise necessary for the Administrative Agent or any Lender to verify the identity of the Borrower as required by Section 326 of the USA Patriot Act, 31 U.S.C. Section 5318.

                  4.1.2 Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party, in each case, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Credit Party is a party.

                  4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party, in each case, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Credit Party authorized to sign the Loan Documents to which such Credit Party is party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Credit Party.

                  4.1.4 A certificate signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date and (c) no material adverse change in the business, Property, condition (financial or otherwise), operations or results of operations or prospects of the Borrower or any of its Subsidiaries has occurred since December 31, 2002.

                  4.1.5 A written opinion of the Borrower's counsel, in form and substance satisfactory to the Administrative Agent and addressed to the Lenders, in substantially the form of Exhibit A.

                  4.1.6    Any Notes requested by a Lender pursuant to Section
         2.13 payable to the order of each such requesting Lender.

                  4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

                  4.1.8    The Administrative Agent shall have determined that
         (i) there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder, and (ii) the Borrower has fully cooperated with the Administrative Agent's syndication efforts, including, without limitation, by providing the Administrative Agent with information regarding the Borrower's operations and prospects and such other information as the Administrative Agent deems necessary to successfully syndicate the Loans hereunder.

                  4.1.9 An initial compliance certificate, dated as of the Closing Date, in substantially the form of Exhibit B hereto, with such adjustments and amendments as are mutually acceptable to the Borrower and the Administrative Agent.

                  4.1.10 The Administrative Agent shall have received results satisfactory to the Administrative Agent of (i) all aspects of its due diligence investigation of the Borrower and its Subsidiaries and (ii) its field examiner's review of the Receivables.

                  4.1.11 The Administrative Agent shall have received the consolidated financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal quarter ended September 30, 2003.

                  4.1.12 The Administrative Agent and the Lenders shall have received pro forma opening financial statements ("Pro Forma Opening Statements") giving effect to the

         Refinancing and five year financial statement projections ("Projections"), together with such information as the Administrative Agent and the Lenders may reasonably request to confirm the tax, legal, and business assumptions made in such Pro Forma Opening Statements and Projections, such Pro Forma Opening Statements and Projections demonstrating, in the reasonable judgment of the Administrative Agent and the Lenders, together with all other information then available to the Administrative Agent and the Lenders, that the Borrower and its Subsidiaries have the ability to repay their debts and satisfy the respective other obligations as and when due and to comply with Sections 6.21 through 6.25.

                  4.1.13 The Administrative Agent and the Lenders shall have received a certificate from the Chief Financial Officer of the Borrower certifying that the Borrower is solvent and will be solvent subsequent to incurring the Indebtedness in connection with the Refinancing (including the Credit Extensions), will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small capital with which to engage in its businesses.

                  4.1.14 The Administrative Agent shall have received an initial Borrowing Base Certificate demonstrating, to the satisfaction of the Administrative Agent, a projected minimum amount of Adjusted Available Aggregate Revolving Loan Commitment minus the Aggregate Outstanding Revolving Credit Exposure on the Closing Date, after giving effect to the initial Revolving Loans and Facility LCs (including the Transitional Letters of Credit), of $30,000,000.

                  4.1.15 The Administrative Agent shall have received appraisals for real estate acceptable to the Administrative Agent.

                  4.1.16 To the extent requested by the Administrative Agent, an environmental review report, satisfactory in form and substance to the Administrative Agent, from an environmental review firm acceptable to the Administrative Agent, as to any environmental hazards or liabilities and the Borrower's plans with respect thereto.

                  4.1.17 The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all Indebtedness under the Existing Credit Agreement, and the agreement to release all Liens and the termination of the applicable agreements relating thereto, all taking effect concurrently with the effectiveness of this Agreement.

                  4.1.18 The Administrative Agent shall have received an opinion from the Borrower's outside counsel acceptable to the Administrative Agent that the terms of the indenture applicable to the Senior Unsecured Notes (i) are not in conflict with the Refinancing and
         (ii) provided that the Secured Obligations do not at any time exceed $135,000,000, are not in conflict with and shall not restrict the credit facilities hereunder and the Collateral.

                  4.1.19 The Borrower shall not have received senior secured ratings from S&P and Moody's which are less favorable than (i) in the case of ratings from S&P, B+ (Stable Outlook) and (ii) in the case of ratings from Moody's, Ba3 (Stable Outlook).

                  4.1.20 All legal matters shall be satisfactory to the Administrative Agent and the Lenders.

                  4.1.21 Such other documents as the Administrative Agent or its counsel may have reasonably requested, including, without limitation, those documents set forth in Exhibit G hereto.

         4.2. Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.4.4 with respect to Revolving Loans extended for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

                  4.2.1    There exists no Default or Unmatured Default.

                  4.2.2    The representations and warranties contained in
         Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied. The Administrative Agent may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each Lender and the Administrative Agent as of each of (i) the Closing Date, (ii) the date of the initial Credit Extension hereunder (if different from the Closing Date) and
(iii) each date as required by Section 4.2:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or its Subsidiaries, as applicable, of the Loan Documents to which such Person is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, material instrument or material agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (other than Liens securing the Secured Obligations) in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. Except for the filing of the relevant Collateral Documents with the applicable Governmental Authorities and except as disclosed in Section 4.9 of the Pledge and Security Agreement, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The December 31, 2002 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since December 31, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower, any Guarantor, or the Borrower and its Subsidiaries taken together, in each case which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.15.1). The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the 1993 fiscal year. No liens have been filed and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in the aggregate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than (i) liabilities incident to any litigation, arbitration or proceeding disclosed in the financial statements referred to in Section 5.4 and
(ii) liabilities incident to any other litigation, arbitration proceeding or claim, which could not reasonably be expected to be in an aggregate amount in excess of $10,000,000, the Borrower has no material contingent obligations which could reasonably be expected to have a Material Adverse Effect.

         5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed an amount that would have a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, pursuant to Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans in excess of an amount that would have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan.

         5.10. Accuracy of Information. No Loan Document or written statement furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock

(as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.

         5.12. Material Agreements. Except as disclosed on Schedule 5.12, neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. The Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent, as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. The Borrower and each Guarantor is in compliance in all material respects with any and all Environmental Laws applicable to it or its Properties, including, without limitation, all Environmental Laws in all jurisdictions in which any of the Borrower or such Guarantor owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. The Borrower is not a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

         5.19. Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.

         5.20. No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.

         5.21. Reportable Transaction. The Borrower does not intend to treat the Credit Extensions and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. The Borrower acknowledges that one or more of the Lenders may treat its Credit Extensions as part of a transaction that is subject to Treasury Regulation
Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

         5.22. SDN List Designation. Neither the Borrower nor any of its Subsidiaries or Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

         5.23. Amount of Secured Obligations. So long as the Senior Unsecured Note Documents are in effect, the Senior Unsecured Notes are outstanding and the Indebtedness thereunder is outstanding, the aggregate outstanding amount of Secured Obligations does not, and after giving effect to each Credit Extension will not, exceed $135,000,000.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

                  6.1.1 Within 90 days after the close of each of its fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the

         Required Lenders; (b) any management letter prepared by said accountants and (c) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, no Default or Unmatured Default has come to their attention, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  6.1.2 Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer or treasurer.

                  6.1.3 Together with the financial statements required under Sections 6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement, an officer's certificate in substantially the form of Exhibit F stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Borrower and each of its principal officers are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

                  6.1.4 Within 270 days after the close of each fiscal year of the Borrower, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA, if applicable.

                  6.1.5 As soon as possible and in any event within 15 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  6.1.6 As soon as possible and in any event within 15 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  6.1.7 Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

                  6.1.8 As soon as practicable, and in any event within 35 days after the close of each calendar month, the Borrower shall provide the Administrative Agent and the Lenders with (i) a Borrowing Base Certificate, together with such supporting documents as the Administrative Agent reasonably deems desirable and (ii) an accounts receivable aging report in form and substance satisfactory to the Administrative Agent, all certified as being true and correct in all material respects by an Authorized Officer of the Borrower. The Borrower may update the Borrowing Base Certificate more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time.

                  6.1.9 As soon as practicable, and in any event within 30 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

                  6.1.10 As soon as possible, and in any event within 3 days (in the case of the Borrower) and 15 days (in the case of any Guarantor) after the occurrence thereof, a reasonably detailed notification to the Administrative Agent and its counsel of any change in the jurisdiction of organization of the Borrower or any Guarantor.

                  6.1.11 Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the (i) proceeds of the Term Loans in compliance with Section
2.1.2 and solely for the repayment in full of the Refinanced Indebtedness outstanding on or prior to the Closing Date (without giving effect to the initial Credit Extensions hereunder) and expenses incurred in connection with such repayment, and (ii) the proceeds of the Revolving Loans for general corporate purposes, including, without limitation, for working capital, commercial paper liquidity support, Permitted Acquisitions, and to pay fees and expenses incurred in connection with this Agreement, but excluding in any event for the purpose of repaying or prepaying the Indebtedness under the Senior Unsecured Notes. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         6.3. Notice of Default. Within three (3) Business Days after an Authorized Officer becomes aware thereof, the Borrower will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence (i) of any Default or Unmatured Default and (ii) of any other development, financial or otherwise, which (solely with respect to this clause (ii)) could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case except, in the case of any Subsidiary, to the extent the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable material foreign, state and local tax returns required by law and pay when due all United States federal and other material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower shall deliver to the Administrative Agent endorsements in form and substance acceptable to the Administrative Agent (x) to all "All Risk" physical damage insurance policies on all of the Borrower's tangible real and personal property and assets and business interruption insurance policies naming the Administrative Agent as loss payee and (y) to all general liability and other liability policies naming the Administrative Agent as an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, in each case except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         6.8. Maintenance of Properties. Subject to Section 6.12, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition, (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection; Keeping of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times (but, to the extent no Default or Unmatured Default has occurred and is continuing, during normal business hours and upon notice) as the Administrative Agent or any Lender may designate. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

         6.10. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment (other than dividends payable in its own capital stock) except that, (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary that is a Guarantor and (ii) so long as no Default or Unmatured Default exists at the time thereof, (A) the Borrower may redeem, at no more than par value, and with the payment of no additional premium or penalty, the Indebtedness evidenced by the then outstanding principal balance under the Convertible Subordinated Notes in accordance with Section 6.2 and (B) the Borrower may redeem its capital stock in an aggregate amount not to exceed $5,000,000, provided that the aggregate amount of any such redemptions prior to January 1, 2005 may not exceed $3,000,000.

         6.11. Merger or Dissolution. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or dissolve, except that:

                  6.11.1 A Guarantor may merge into (x) the Borrower or (y) a Wholly-Owned Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

                  6.11.2 A Subsidiary that is not a Guarantor and not required to be a Guarantor may merge or consolidate with or into any other Person; provided, however, that if the equity interests of such Subsidiary have been pledged to the Collateral Agent as Collateral, then such merger or consolidation shall not be permitted unless such Subsidiary is the surviving entity of such merger or consolidation or such merger or consolidation is approved in writing by the Administrative Agent prior to the consummation thereof.

                  6.11.3 The Borrower or any Subsidiary may consummate any merger or consolidation in connection with any Permitted Acquisition.

                  6.11.4 Any Subsidiary may liquidate and dissolve in connection with any transaction permitted under this Agreement or if such Subsidiary has previously ceased to conduct business, in each case so long as such Subsidiary has transferred all of its Property to the Borrower or a Guarantor.

         6.12. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

                  6.12.1 Sales of inventory in the ordinary course of business.

                  6.12.2 A disposition or transfer of assets by a Subsidiary to the Borrower or a Guarantor or by the Borrower to a Guarantor.

                  6.12.3 A disposition of obsolete Property, Property no longer used in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary, but excluding in each case Property (other than fixtures and personal Property) subject to a Lien under a Mortgage.

                  6.12.4   Any of the transactions described on Schedule 6.12.4.

                  6.12.5 Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 6.12) as permitted by this Section during any fiscal year of the Borrower do not exceed $2,000,000 in the aggregate.

         6.13. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  6.13.1   Cash Equivalent Investments.

                  6.13.2 Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.13.2.

                  6.13.3 Any Indebtedness permitted by Section 6.14 and any Investments constituting transactions permitted by Section 6.12.

                  6.13.4 The holding of any equity interests that have been acquired pursuant to a Permitted Acquisition.

                  6.13.5 The creation of, and holding of, any Subsidiary as a result of a Permitted Acquisition, the acquisition of operations from another Subsidiary or the commencement of new operations; provided in each case that such Subsidiary becomes a Guarantor promptly following such Permitted Acquisition, acquisition or commencement.

                  6.13.6 Investments acquired by the Borrower or a Subsidiary as consideration received in connection with a lease, sale or disposition of Property permitted in Section 6.12.

                  6.13.7 The contemplated Investments described on Schedule 6.13.7.

                  6.13.8 Any advance or loan to an officer or employee of the Borrower or a Subsidiary made in the ordinary course of business, so long as (i) such advances and loans are in existence as of the Closing Date and are listed on Schedule 6.13.8, or (ii) all such advances and loans from the Borrower and the Subsidiaries extended after the Closing Date aggregate not more than the maximum principal sum of $500,000 at any time outstanding.

                  6.13.9 Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "Permitted Acquisition"):

         (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition;

         (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

         (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

         (iv) as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

         (v) the Purchase Price for each such Acquisition together with the Purchase Price of all other Permitted Acquisitions shall not exceed an amount equal to $7,500,000 during any fiscal year of the Borrower;

         (vi) prior to the consummation of such Permitted Acquisition with a Purchase Price in excess of $2,000,000, the Borrower shall have delivered to the Administrative Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on the Borrower's most recent financial statements delivered pursuant to Section 6.1.1 and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in Sections 6.21, 6.22 and 6.23 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section
                  6.1.3 prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period); and

         (vii) prior to each such Permitted Acquisition, the Borrower shall deliver to the Administrative Agent a documentation, information and certification package in form and substance acceptable to the Administrative Agent, including, without limitation:

                  (A) a near-final version (with no further material amendments to be made thereto) of the acquisition agreement for such Acquisition with a Purchase Price in excess of $2,000,000, together with drafts of the material schedules thereto;

                  (B) a near-final version (with no further material amendments to be made thereto) of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition with a Purchase Price in excess of $2,000,000; and

                  (C) such other documents or information as shall be reasonably requested by the Administrative Agent in connection with such Acquisition with a Purchase Price in excess of $2,000,000.

         6.14. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  6.14.1   The Secured Obligations.

                  6.14.2 Indebtedness existing on the date hereof and described in Schedule 6.14.2 (and renewals, refinancings or extensions thereof on terms and conditions (including amortization) no less favorable to the applicable obligor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension).

                  6.14.3 To the extent approved by the Administrative Agent, Indebtedness arising under Rate Management Transactions; provided that the approval of the Administrative Agent shall only be required if and to the extent the Senior Unsecured Note Documents are in effect, the Senior Unsecured Notes are outstanding, the Indebtedness thereunder is outstanding and the incurrence of such Indebtedness arising under Rate Management Transactions could reasonably be expected to cause the Secured Obligations to exceed $135,000,000.

                  6.14.4 The contemplated Indebtedness described on Schedule 6.14.4.

                  6.14.5 Secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together incurred on or after the Closing Date shall not exceed an aggregate principal amount of $7,500,000 at any one time outstanding (but no more than $3,000,000 during the Borrower's 2004 fiscal year) in excess of the aggregate principal amount of any Capitalized Leases permitted in Section 6.14.6,
         (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 6.15 (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness").

                  6.14.6 Indebtedness incurred by the Borrower or a Subsidiary in connection with any Capitalized Lease that replaces Capitalized Leases existing on the Closing Date provided that the aggregate amount of the Indebtedness represented by such replacement Capitalized Leases does not exceed $5,000,000.

                  6.14.7 Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to the Borrower or any Domestic Subsidiary or (ii) made by the Borrower to any Wholly-Owned Domestic Subsidiary; provided that the Borrower agrees that all such Indebtedness shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent.

                  6.14.8 Guaranty obligations of the Borrower of any Indebtedness of any Subsidiary permitted under this Section 6.14.

                  6.14.9 Guaranty obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower or any other Subsidiary permitted under this Section 6.14.

                  6.14.10 Indebtedness incurred or assumed in connection with any Permitted Acquisition.

                  6.14.11 Indebtedness incurred in connection with the Borrower's corporate credit program up to a maximum amount of $5,000,000.

                  6.14.12 Additional unsecured Indebtedness of the Borrower or any Subsidiary, to the extent not otherwise permitted under this
         Section 6.14; provided, however, that the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 at any time outstanding.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  6.15.1   Liens, if any, securing Secured Obligations.

                  6.15.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  6.15.3 Liens imposed by law, such as landlords', wage earners', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of the Property of a Borrower or Subsidiary or materially impair the use thereof in the operation of its business.

                  6.15.4 Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  6.15.5   Liens existing on the date hereof and described in
         Schedule 6.15.5.

                  6.15.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

                  6.15.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

                  6.15.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

                  6.15.9 Purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 6.14); provided, that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness.

                  6.15.10 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

                  6.15.11 Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof.

                  6.15.12 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

                  6.15.13 Liens existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets.

                  6.15.14 Liens arising in the ordinary course of business (and not in favor of any third-party lender) on Health Care Receivables in connection with Medicare or Medicaid anti-assignment provisions.

                  6.15.15 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections 6.15.11 through 6.15.14; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

         In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its Properties or other assets in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations; provided, further, that (a) any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, with respect to the assets or Property obtained with the proceeds of such Indebtedness, (b) provider agreements with governmental entities may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, with respect to the Receivables relating to such provider agreements, and (c) leases of real property may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, with respect to the real property that is the subject of such leases.

         6.16. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

         6.17. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.

         6.18. Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or make any other distribution on its stock,
(ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary, (iii) to make loans or advances or other Investments in the Borrower or any other Subsidiary, or (iv) other than pursuant to any Capitalized Lease or Operating Lease, to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

         6.19. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) any guaranty of the Secured Obligations, (iv) any guaranty pursuant to any of the Senior Unsecured Note Documents and (v) any guaranty of any Indebtedness permitted by Section 6.14.

         6.20. Amendments to Subordinated Note Documents. The Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Notes, the other Subordinated Note Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Note Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

                  (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

                  (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

                  (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

                  (iv) increases the rate of interest accruing on such Indebtedness;

                  (v) provides for the payment of additional fees or increases existing fees;

                  (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, its Subsidiaries and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Note Documents or the applicable covenants in this Agreement; or

                  (vii) amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Borrower, its Subsidiaries and/or the Lenders or (b) is more onerous than the existing applicable covenant in the Subordinated Note Documents or the applicable covenant in this Agreement.

         6.21. Leverage Ratio. The Borrower will not permit the ratio (the "Leverage Ratio"), determined as of the end of each of its fiscal quarters set forth below, of (i) Consolidated Net Funded Indebtedness of the Borrower to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than the applicable "Maximum Leverage Ratio" set forth below:

     Fiscal Quarter Ending                  Maximum Leverage Ratio
--------------------------------            ----------------------
December 31, 2003                                 4.25 to 1

March 31, 2004                                    4.25 to 1
June 30, 2004                                     4.25 to 1
September 30, 2004                                4.25 to 1
December 31, 2004                                 4.00 to 1

March 31, 2005                                    4.00 to 1
June 30, 2005                                     4.00 to 1
September 30, 2005                                4.00 to 1
December 31, 2005                                 3.75 to 1

March 31, 2006                                    3.75 to 1
June 30, 2006                                     3.75 to 1
September 30, 2006                                3.75 to 1
December 31, 2006                                 3.50 to 1

March 31, 2007                                    3.50 to 1
June 30, 2007                                     3.50 to 1
September 30, 2007                                3.50 to 1
December 31, 2007 and the end of                  3.25 to 1
each fiscal quarter thereafter

The Leverage Ratio shall be calculated as of the last day of each fiscal quarter of the Borrower based upon (a) for Consolidated Net Funded Indebtedness, Consolidated Net Funded Indebtedness as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters.

         6.22. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio (the "Fixed Charge Coverage Ratio"), determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense plus Consolidated Current Maturities during such period (including, without limitation, Capitalized Lease Obligations) plus expenses for taxes paid or taxes accrued during such period, plus the amount paid in respect of redemptions of capital stock permitted under Section 6.10(B), minus (to the extent included in Consolidated Interest Expense) any non-cash amortization of Indebtedness issuance costs, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than the applicable "Minimum Fixed Charge Coverage Ratio" below:

     Fiscal Quarter Ending           Minimum Fixed Charge Coverage Ratio
---------------------------------    -----------------------------------
December 31, 2003                                 1.20 to 1

March 31, 2004                                    1.20 to 1
June 30, 2004                                     1.20 to 1
September 30, 2004                                1.20 to 1
December 31, 2004                                 1.20 to 1

March 31, 2005                                    1.25 to 1
June 30, 2005                                     1.25 to 1
September 30, 2005                                1.25 to 1
December 31, 2005                                 1.25 to 1

March 31, 2006                                    1.25 to 1
June 30, 2006 and the end of each                 1.30 to 1
fiscal quarter thereafter

; provided, that in calculating the Fixed Charge Coverage Ratio for the fiscal quarters ended on or before December 31, 2004, the Consolidated Interest Expense shall be reduced by an amount equal to the reduction in Consolidated Interest Expense that would have been realized had the Borrower applied the balance of its cash and Cash Equivalent Investments as of the first day of the respective fiscal quarters to the outstanding balance of the Refinanced Indebtedness as of such date.

         6.23. Minimum Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than (i) $175,000,000 plus (ii) 75% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending March 31, 2004 plus (iii) the amount of all Net Cash Proceeds resulting from issuances of the Borrower's or any Subsidiary's capital stock or other equity interests to a Person other than the Borrower or any Subsidiary.

         6.24. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of an aggregate of the CapEx Base Amount for

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

Capital Expenditures of the Borrower and its Subsidiaries during any one fiscal year of the Borrower; provided that if the aggregate amount of Capital Expenditures actually expended during any such fiscal year are less than the CapEx Base Amount (the difference being the "Shortfall Amount"), then, so long as no Default or Unmatured Default has occurred and is continuing, the permitted amount of Capital Expenditures during the immediately succeeding fiscal year only shall be an amount equal to the CapEx Base Amount plus 50% of the Shortfall Amount.

         6.25. Rentals. The Borrower shall not permit, nor shall it permit any Subsidiary to, create, pay or incur aggregate Rentals in excess of the Rentals Maximum Amount for any fiscal year during the term of this Agreement on a consolidated basis for the Borrower and its Subsidiaries.

         6.26. Guarantors. The Borrower shall cause each of its Subsidiaries to guarantee pursuant to the Guaranty Agreement or supplement thereto (or, in the case of a Foreign Subsidiary, any other guarantee agreement requested by the Administrative Agent) the Secured Obligations. In furtherance of the above, the Borrower shall promptly (and in any event within 45 days thereof) (i) provide written notice to the Administrative Agent and the Lenders upon any Person becoming a Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person, (ii) cause such Person to execute a supplement to the Guaranty Agreement and such other Collateral Documents as are necessary for the Borrower and its Subsidiaries to comply with Section 6.27, (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Administrative Agent and (iv) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Guaranty Agreement (or supplement thereto) or such other guarantee agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Borrower and the relevant Subsidiaries shall provide the pledge agreements required under this Section 6.26 or Section 6.27.

         6.27. Collateral. The Borrower will cause, and will cause each other Credit Party to cause, all of its owned Property (but only, in the case of real Property, the Mortgaged Properties) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.15 hereof. Without limiting the generality of the foregoing, the Borrower will (i) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary) directly owned by the Borrower or any other Credit Party to

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

be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each Guarantor to, deliver Mortgages, Mortgage Instruments and deposit account control agreements or blocked account agreements with respect to the Mortgaged Properties, and deposit accounts maintained, by the Borrower or such Guarantor to the extent, and within such time period as is, reasonably required by the Administrative Agent. Notwithstanding the foregoing, (1) no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or its counsel reasonably determines that such pledge would not provide material credit support for the benefit of the Holders of Secured Obligations pursuant to legally valid, binding and enforceable pledge agreements and (2) no such Mortgages, Mortgage Instruments, control agreements, blocked account agreements and pledge agreements are required to be delivered hereunder until March 15, 2004 or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion after consultation with the Lenders (it being understood and agreed that the failure to deliver such Mortgages, Mortgage Instruments, control agreements and blocked account agreements by March 15, 2004 or such later date shall constitute a Default under Section 7.3) with respect to (a) the Mortgaged Properties on the Closing Date in the case of Mortgages and Mortgage Instruments and (b) the pledge of the equity interests in each Foreign Subsidiary in the case of such pledge agreements; provided that the Borrower hereby agrees to use its best efforts to cause the delivery of such Mortgages, Mortgage Instruments, control agreements, blocked account agreements and pledge agreements as soon as practicable after the Closing Date.

         6.28. Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed $2,000,000 in the aggregate during any fiscal year of the Borrower, determined on a consolidated basis for the Borrower and its Subsidiaries.

         6.29. Replacement of Transitional Letters of Credit. The Borrower shall cause each Transitional Letter of Credit to be replaced with a new Facility LC issued by the LC Issuer by no later than the earlier of (i) the maturity date of such Transitional Letter of Credit as in effect on the Closing Date and without giving effect to any automatic renewal features or provisions thereof and (ii) October 31, 2004.

         6.30. Insurance and Condemnation Proceeds. The Borrower directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors and any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Administrative Agent, for the benefit of the Holders of Secured Obligations, to the extent such proceeds are required to be used to prepay the Obligations pursuant to Section 2.2 hereof. Each such policy shall contain a long-form loss-payable endorsement naming the Administrative Agent as loss payee, which endorsement shall be in form and substance acceptable to the Administrative Agent.

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

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

         7.2 Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one Business Day after the same becomes due, or
(iii) interest upon any Loan or any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

         7.3 The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19,
6.20, 6.21, 6.22, 6.23, 6.24, 6.25, 6.26, 6.27, 6.28 and 6.29.

         7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of (i) this Agreement or (ii) any other Loan Document (beyond the applicable grace period with respect thereto, if any), in each case which is not remedied within thirty (30) days after the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or
(y) an Authorized Officer otherwise become aware of any such breach.

         7.5 Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness (subject to any applicable grace period with respect thereto, if any, set forth in the Material Indebtedness Agreement evidencing such Material Indebtedness) which failure has not been (i) timely cured and (ii) waived in writing by the requisite holders of such Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement and such default has not been (x) timely cured and (y) waived in writing by the requisite holders of the Material Indebtedness in respect thereof, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an

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

assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith or otherwise not covered by a creditworthy insurer or indemnitor.

         7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed $1,000,000 in the aggregate, or any Reportable Event shall occur in connection with any Plan.

         7.11 Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation, when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

         7.12     Any Change of Control shall occur.

         7.13 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated

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

with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum.

         7.14 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

         7.15 The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to the Borrower or any of its Subsidiaries in an amount equal to $3,000,000 or more, which liability is not paid, bonded or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith.

         7.16 Other than pursuant to any transaction permitted by this Agreement or consented to by the Required Lenders, any Loan Document shall fail to remain in full force or effect or any action shall be taken or shall be failed to be taken to discontinue or to assert the invalidity or unenforceability of, or which results in the discontinuation or invalidity or unenforceability of, any Loan Document or any Lien in favor of the Administrative Agent under the Loan Documents, or such Lien shall not have the priority contemplated by the Loan Documents.

         7.17     A Healthcare Event shall occur.

         7.18 The Borrower shall fail, on or before January 15, 2004, to repay in full, and extinguish all of its obligations related to, the Indebtedness under the Borrower's 6% Convertible Subordinated Notes.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration.

         (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount or deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Administrative Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment and Aggregate Term Loan Commitment have been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so

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

                  direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the
Lenders:

                  8.2.1 Extend the Revolving Loan Termination Date, extend the final maturity of any Revolving Loan or extend the expiry date of any Facility LC to a date after the Revolving Loan Termination Date, extend the final maturity date of any Term Loan to a date after the Term Loan Maturity Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than (x) a waiver of the application of the default rate of interest pursuant to
         Section 2.11 hereof and (y) any reduction of the amount of or any extension of the payment date for the mandatory payments required under
         Section 2.2, in each case which shall only require the approval of the Required Lenders).

                  8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of "Pro Rata Share", "Revolving Loan Pro Rata Share" or "Term Loan Pro Rata Share".

                  8.2.3 Increase the amount of the Revolving Loan Commitment or Term Loan Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights or obligations under this Agreement.

                  8.2.4    Amend this Section 8.2.

                  8.2.5 Other than in connection with a transaction permitted under this Agreement, release a material portion of the Collateral.

                  8.2.6 Other than in connection with a transaction permitted under this Agreement, release any Guarantor from its obligations thereunder.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.3 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loan shall be effective without the written consent of the Swing Line Lender. No amendment of any provision of this Agreement relating to the LC Issuer shall be effective without the written consent of the LC Issuer.

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

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until all of the Secured Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the

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

extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys for the Administrative Agent and expenses of and fees for other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges and expenses of attorneys and paralegals for the Administrative Agent, the Arranger, the LC Issuer and the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in any relevant Collateral Document, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of FIRREA, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

                  (i) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer, any Lender or any affiliate is a party thereto, and all reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the

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Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems appropriate.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

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         9.11.    Confidentiality. The Administrative Agent and each Lender
agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure
(i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person as required in connection with any legal proceeding to which it is a party, (vi) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by
Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party hereto (and each employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure, and it is hereby confirmed that each party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

         9.12. Lenders Not Utilizing Plan Assets. Each Lender represents and warrants that none of the consideration used by such Lender to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

         9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

         9.14. Disclosure. The Borrower and each Lender, including the LC Issuer, hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

         9.15. Performance of Obligations. The Borrower agrees that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to
(x) effect any repairs or obtain any

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insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Administrative Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 9.15, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this
Section 9.15 within one (1) Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, advances made under this
Section 9.15 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

         9.16. USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower's name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower's legal organizational documents or other identifying documents.

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                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of the term "secured party" as defined in the Kentucky Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Secured Obligations, hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations hereby waives.

         10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, or any Lender or Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be

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

delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or
(g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

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

         10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to the Lenders' Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

         10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information

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

as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent from among the Lenders, to the extent a Lender is willing to act in such capacity, or, if no Lender is willing to so act, another Person and in each case, so long as no Unmatured Default or Default has occurred and is then continuing, with the prior consent of the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent from among the Lenders, to the extent a Lender is willing to act in such capacity, or, if no Lender is willing to so act, another Person and in each case, so long as no Unmatured Default or Default has occurred and is continuing, with the prior consent of the Borrower. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

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

         10.13. Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated November 5, 2003, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

         10.15. Co-Agents, Documentation Agent, Syndication Agents, etc. Neither any of the Lenders identified in this Agreement as a "co-agent" nor the Documentation Agent or the Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

         10.16. Collateral Documents. (a) Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

                  (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Holders of Secured Obligations.

                  (c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments, Term Loan Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.16.

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

                  (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that
(i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any other Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Revolving Credit Exposure or its Term Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Revolving Credit Exposure and Term Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share, Revolving Loan Pro Rata Share and Term Loan Pro Rata Share. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

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                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this
Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Revolving Credit Exposure of such Lender, any Term Loans of such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Revolving Credit Exposure and Term Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

                  12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and
         (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                  12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Revolving Loan Commitment, Term Loan Commitment and Outstanding Revolving Credit Exposure and/or Term Loans, as applicable, of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Revolving Loan Commitment, Term Loan Commitment, Outstanding Revolving Credit Exposure (if the Revolving Loan Commitment has been terminated) and/or outstanding Term Loans (if the Term Loan Commitment has been terminated), as applicable, subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the Assignment Agreement.

                  12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if (i) a Default has occurred and is continuing or (ii) if such assignment is in connection with the physical settlement of any Lender's obligations to direct or indirect contractual counterparties in swap agreements relating to the Loans. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment and Outstanding Revolving Credit Exposure and/or Term Loans, as applicable, under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Loan Commitment and Outstanding Revolving Credit Exposure and/or Term Loans, as applicable, assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section
         12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Outstanding Revolving Credit

         Exposure) or Term Loan Commitments (or, if the Term Loan Commitments have been terminated, outstanding Term Loans), as applicable, as adjusted pursuant to such assignment.

                  12.3.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1.    Notices; Effectiveness; Electronic Communication

                  13.1.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 13.1.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

                  (i) if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

                  (ii) if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

                  (iii) if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

                  (iv) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section
         13.1.2 below, shall be effective as provided in said Section 13.1.2.

                  13.1.2 Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes,
         (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given -------- during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         13.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                                  ARTICLE XIV

         COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

         14.1. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of such parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         14.2. Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR KENTUCKY STATE COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER, EACH LENDER, AND EACH OTHER HOLDER OF SECURED OBLIGATIONS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY

WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

                                 RES-CARE, INC.,
                                 as the Borrower

                                 By: /s/ L. Bryan Shaul
                                     ----------------------------------------
                                 Print  Name: L. Bryan Shaul
                                 Title: Chief Financial Officer
                                        10140 Linn Station Road
                                        Louisville, Kentucky  40202
                                 Attention:_____________________________
                                           Telephone: (  )
                                           FAX: (  )

                                 BANK ONE, NA, (MAIN OFFICE
                                 CHICAGO), as a Lender, as Swing Line
                                 Lender, as LC Issuer, and as Administrative
                                 Agent

                                 By: /s/ Thelma B. Ferguson
                                     ----------------------------------------
                                 Name:  Thelma B. Ferguson
                                 Title: First Vice President
                                        1 Bank One Plaza
                                        Chicago, Illinois  60670
                                 Attention:_____________________________
                                          Telephone: (312)
                                          FAX: (312)
                                          email:

                                SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                  DECEMBER 2003

                                 MERRILL LYNCH CAPITAL,
                                 as Syndication Agent and as a Lender

                                 By: /s/ William D. Gould
                                     -----------------------------------
                                 Name:  William D. Gould
                                 Title: Vice President

                                 MERRILL LYNCH CAPITAL
                                 222 N. LASALLE ST.
                                 14th FL
                                 Chicago, IL 60601

                                 Attention: PAULLA BERRY
                                 Phone:     312-750-6136
                                 Fax:       312-750-6226
                                 E-mail:    pberry@exchange.ML.com

                                 NATIONAL CITY BANK OF KENTUCKY,
                                 as Syndication Agent and as a Lender

                                 By: /s/ Deroy Scott
                                     -----------------------------------
                                 Name:  Deroy Scott
                                 Title: Senior Vice President

                                 101 S First St
                                 31T37M
                                 Louiaville KY 40201

                                 Attn:  Deroy Scott
                                 Phone: 502-581-7821
                                 Fax:   502-581-79042
                                 E-mail: deroy.scott@nationalcity.com

                                SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                  DECEMBER 2003

                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 as Documentation Agent and as a Lender

                                 By:     /s/ George S. Attmore III
                                     -----------------------------------
                                 Name:  George S. Attmore III
                                 Title: Duly Authorized Signatory

                                 500 West Monsol
                                 Chicago, IL
                                 60664-3671

                                 Attention: Matthew Nels
                                 Phone:     312-441-7697
                                 Fax:       312-441-7598
                                 E-mail:    matthew.nels@ge.com

                                SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                  DECEMBER 2003

                                 U.S. BANK NATIONAL ASSOCIATION, as a
                                 Lender

                                 By: /s/ Toby B. Rau
                                     -----------------------------------
                                 Name:  Toby B. Rau
                                 Title: Vice President

                                 One Financial Square
                                 Louisville, KY 40202-3322

                                 Attention: ResCare Relationship Manager
                                 Phone:     (502) 562-6648
                                 Fax:       (502) 562-6460
                                 E-mail:    toby.rau@usbank.com

                                SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                  DECEMBER 2003

                                 FIFTH THIRD BANK, KENTUCKY, INC., as a
                                 Lender

                                 By: /s/ Edward B. Martin
                                     -----------------------------------
                                 Name:  Edward B. Martin
                                 Title: Vice President

                                 Fifth Third Center
                                 401 S. 4th Avenue
                                 Louisville, Kentucky 40202-3411

                                 Attention:  Edward B. Martin, Vice President
                                 Phone:      502-562-5536
                                 Fax:        502-562-5540
                                 E-mail:     ed.martin@53.com

                                SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                  DECEMBER 2003

                                 BRANCH BANKING AND TRUST
                                 COMPANY, as a Lender

                                 By: /s/ Frank R. Eckerd
                                     -----------------------------------
                                 Name:  Frank R. Eckerd
                                 Title: Senior Vice President

                                 Branch Banking and Trust Company
                                 500 W. Broadway
                                 Louisville, Kentucky 40202

                                 Attention: Frank R. Eckerd
                                 Phone:     502-562-5877
                                 Fax:       502-562-6990
                                 E-mail:    feckerd@bbandt.com

                                SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                  DECEMBER 2003

                                 OLD NATIONAL BANK, as a Lender

                                 By: /S/ Darrin V. McCavley
                                     -----------------------------------
                                 Name:  DARRIN V. McCAVLEY
                                 Title: Senior Vice President

                                 OLD NATIONAL BANK
                                 6040 DUTCHMANS LANE, SUITE 150
                                 LOUISVILLE KY 40205

                                 Attention: DARRIN V. McCAVLEY
                                 Phone:     502 452-9993
                                 Fax:       502 452-1215
                                 E-mail:    DARRIN_CCAVLEY@OLDNATIONAL.COM

                               SIGNATURE PAGE TO
                                 RES-CARE, INC.
                                CREDIT AGREEMENT
                                 DECEMBER 2003

                               COMMITMENT SCHEDULE

                           REVOLVING LOAN COMMITMENTS

                                         AMOUNT OF REVOLVING LOAN     % OF AGGREGATE REVOLVING
          LENDER                                COMMITMENT                LOAN COMMITMENT
---------------------------              ------------------------     ------------------------
Bank One, NA                             $          20,740,740.74              20.74%

Merrill Lynch Capital                    $          15,555,555.56              15.56%

National City Bank of                    $          15,555,555.56              15.56%
Kentucky

General Electric Capital                 $          15,555,555.56              15.56%
Corporation

U.S. Bank National                       $          14,074,074.07              14.07%
Association

Fifth Third Bank, Kentucky,              $           7,407,407.41               7.41%
Inc.

Branch Banking and Trust                 $           7,407,407.41               7.41%
Company

Old National Bank                        $           3,703,703.70               3.70%

TOTAL                                    $         100,000,000.00                100%

                    [TERM LOAN COMMITMENTS ON FOLLOWING PAGE]

                              TERM LOAN COMMITMENTS

                                         AMOUNT OF TERM LOAN          % OF AGGREGATE TERM
          LENDER                             COMMITMENT                 LOAN COMMITMENT
---------------------------              -------------------          -------------------
Bank One, NA                             $      7,259,259.26                20.74%

Merrill Lynch Capital                    $      5,444,444.44                15.56%

National City Bank of                    $      5,444,444.44                15.56%
Kentucky

General Electric Capital                 $      5,444,444.44                15.56%
Corporation

U.S. Bank National                       $      4,925,925.93                14.07%
Association

Fifth Third Bank, Kentucky,              $      2,592,592.59                 7.41%
Inc.

Branch Banking and Trust                 $      2,592,592.59                 7.41%
Company

Old National Bank                        $      1,296,296.30                 3.70%

TOTAL:                                   $     35,000,000.00                  100%

                                PRICING SCHEDULE

  APPLICABLE        LEVEL I       LEVEL II       LEVEL III      LEVEL IV       LEVEL V
    MARGIN          STATUS         STATUS         STATUS         STATUS        STATUS
--------------------------------------------------------------------------------------
Eurodollar Rate      3.25%          3.00%          2.75%          2.50%          2.0%

Floating Rate        1.75%          1.50%          1.25%          1.00%         0.50%

APPLICABLE FEE      LEVEL I       LEVEL II       LEVEL III      LEVEL IV       LEVEL V
    RATE            STATUS         STATUS         STATUS         STATUS        STATUS
--------------------------------------------------------------------------------------
Commitment Fee       0.50%         0.50%           0.50%         0.50%          0.375%

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.1 or 6.1.2.

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 4.0 to 1.0.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is greater than or equal to 3.50 to 1.0.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is greater than or equal to 3.00 to 1.0.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status or Level III Status and (ii) the Leverage Ratio is greater than or equal to 2.50 to 1.

         "Level V Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Borrower has not qualified for Level I Status or Level II Status or Level III Status or Level IV Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

         Notwithstanding the foregoing, Level II Status shall be deemed to be applicable until the end of the Administrative Agent's receipt of the applicable Financials for the Borrower's fiscal quarter ending on or about June 30, 2004 and adjustments to the Applicable Margin and Applicable Fee Rate shall thereafter be effected in accordance with the preceding paragraph.

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